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                  [SPATIALIZER AUDIO LABORATORIES, INC. LOGO]



                                                     CONTACT: INVESTOR RELATIONS
                                                           Henry R. Mandell, CEO
                                            Spatializer Audio Laboratories, Inc.
                                                             408-453-4180 Ext. 4
                                               E-mail:  investor@spatializer.com

                 Spatializer Audio Laboratories Concludes Major
         Multi-Technology Licensing Agreement with Samsung Electronics

            New License Agreement for Spatializer UltraMobile HD(TM)
                     Projected to Expand its Customer Base

SAN JOSE, CALIF., AUGUST 26, 2004 - Marking a significant step in expanding its customer base, Spatializer Audio Laboratories, Inc. (OTCBB: SPAZ) announced today that on August 22, 2004, through its wholly-owned subsidiary, Desper Products, Inc., it entered into a license agreement with Samsung Electronics, Co. Ltd., a leader in advanced semiconductor technology. Under this license agreement, Samsung will have a nonexclusive license to use the Spatializer UltraMobile HD technology in certain products, including DVDs and portable digital audio players. Samsung intends to make this technology a standard feature in its product offerings. Spatializer expects to generate meaningful revenue by expanding its customer base in the near future.

This transaction marks the beginning of a new Spatializer initiative to license its technologies directly to semiconductor companies. Spatializer UltraMobile HD delivers higher definition digital audio to mobile audio systems through the multiple and complementary use of Spatializer Natural Headphone(TM), Spatializer Vi.B.E.(TM) and Spatializer PCE(TM). Spatializer UltraMobile HD improves the performance of low cost headphones or ear buds, as well as from compressed audio by opening up the sound field while improving bass performance.

In addition to Spatializer UltraMobile HD, Spatializer N-2-2 Ultra(TM) and Spatializer VirtualSurround VBX(TM) are included in the licensed technology portfolio.

Spatializer Chairman and CEO Henry R. Mandell stated, "We are very pleased to enter into this agreement with Samsung. First, widespread distribution of Spatializer's proven IP makes it feasible to deliver a rich suite of technologies as a standard feature. Second, this transaction allows us to streamline the licensing process by directly serving a single major customer and leveraging their powerful distribution, rather than sourcing and servicing multiple smaller customers. Third, it strengthens the Spatializer brand on a truly global basis. Lastly, this transaction places us solidly in the rapidly growing mobile audio market and allows us to grow with the market."


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"This agreement with Spatializer enables Samsung Electronics to provide differentiated 3D Virtual Surround technologies on silicon chip supporting sound/music functions for the applications such as DVD Player and MP3 Player." said K.H. Shin, senior manager of Samsung Electronics' System LSI division. "These advanced technologies and special features will fully satisfy the high demands of customers and enforce Samsung's presence in the multimedia system-on-chip semiconductor market."

About Spatializer

Spatializer Audio Laboratories Inc. is a leading developer, licensor and marketer of next-generation technologies for the consumer electronics, computing and entertainment industries. The company's advanced audio technology is incorporated into consumer electronics audio and video products from global brand leaders including Toshiba, Sanyo and Sharp, among others. Spatializer stock is traded on the OTC Bulletin Board under the symbol: SPAZ. The company is headquartered in San Jose, CA, with executive offices in Westlake Village, CA and representative offices throughout Japan and in Korea. Further information may be obtained from the company's web site, www.spatializer.com, Spatializer SEC filings, and by contacting the company's Investor Relations Department at 408-453-4180 or by writing to investor@spatializer.com.

Safe Harbor Act Statement Under the Private Securities Litigation Reform Act of 1995: Certain information in this news release, including the comments by Mr. Mandell in this press release are forward looking statements that are based on management's belief, as well as assumptions made by, and information currently available to management. While the company believes that its expectations are based upon reasonable assumptions, there can be no assurances that the company's financial goals will be realized. Numerous uncertainties and risk factors may affect the company's actual results and may cause results to differ materially from those expressed in forward-looking statements made by or on behalf of the company. These uncertainties and risk factors include, but are not limited to the continued need for additional capital, dependence on new technology and intellectual property, dependence on the PC and consumer electronics industries, dependence on product shipments of third-party licensees, dependence on third-party technology integrators or chip suppliers, competition and pricing pressures, and other risks detailed from time to time in the company's periodic reports filed with the Securities and Exchange Commission. The company assumes no obligation to update the information in this press release.

NOTE: Desper Products Inc. is a wholly owned subsidiary of Spatializer Audio Laboratories Inc. Spatializer(r) is a registered trademark and Spatializer UltraMobile HD(tm), Spatializer N-2-2 Ultra(tm), Spatializer VirtualSurround VBX.(tm), Spatializer Natural Headphone(TM), Spatializer PCE(TM) and Spatializer Vi.B.E.(tm) are trademarks of Desper Products Inc. All other trademarks are the property of their respective owners. Copyright (c) 2004 Spatializer Audio Laboratories, Inc.